Exhibit 99.1

Proofpoint Announces Strong Second Quarter 2016 Financial Results

•                       Total revenue of $89.9 million, up 41% year-over-year

•                       Billings of $101.2 million, up 34% year-over-year

•                       GAAP EPS of ($0.92) per share, Non-GAAP EPS of $0.06 per share

•                       Increasing FY16 billings, revenue, profitability and cash flow guidance

SUNNYVALE, Calif., — July 21, 2016 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the second quarter ended June 30, 2016.

“Our ability to exceed second quarter expectations was driven by broad-based demand across all of our cloud-based solutions,” stated Gary Steele, chief executive officer of Proofpoint.  “During the quarter, Proofpoint also benefited from continued high competitive win rates, robust renewal and add-on activity, as well as the overall move to the cloud.  Looking forward, we remain confident in our ability to maintain the momentum and grow market share globally, given the improved competitive landscape and the value we are creating with our expanding partner ecosystem.”

Second Quarter 2016 Financial Highlights

•                  Revenue: Total revenue for the second quarter of 2016 was $89.9 million, an increase of 41% compared to $63.5 million for the second quarter of 2015.

•                  Billings: Total billings were $101.2 million for the second quarter of 2016, an increase of 34% compared to $75.5 million for the second quarter of 2015.

•                  Gross Profit: GAAP gross profit for the second quarter of 2016 was $63.2 million compared to $43.7 million for the second quarter of 2015.  Non-GAAP gross profit for the second quarter of 2016 was $67.5 million compared to $46.7 million for the second quarter of 2015.  GAAP gross margin for the second quarter of 2016 was 70% compared to 69% for the second quarter of 2015.  Non-GAAP gross margin was 75% for the second quarter of 2016 compared to 74% for the second quarter of 2015.

•                  Operating Income (Loss): GAAP operating loss for the second quarter of 2016 was $32.0 million compared to a loss of $19.1 million for the second quarter of 2015.  Non-GAAP operating profit for the second quarter of 2016 was $3.7 million compared to a loss of $0.2 million for the second quarter of 2015.  GAAP operating loss for the second quarter of 2016 included $13.5 million in expenses related to the defense and settlement of patent litigation compared to $0.6 million in expenses included for the second quarter of 2015.

•                  Net Income (Loss): GAAP net loss for the second quarter of 2016 was $38.3 million, or $0.92 per share, based on 41.6 million weighted average shares outstanding.  This compares to a GAAP net loss of $22.6 million, or $0.57 per share, based on 39.6 million weighted average shares outstanding for the second quarter of 2015.

Non-GAAP net profit for the second quarter of 2016 was $2.5 million, or $0.06 per share, based on 45.1 million weighted average diluted shares outstanding.  This compares to a non-GAAP net loss of $1.1 million, or $0.03 per share, based on 39.6 million weighted average diluted shares outstanding for the second quarter of 2015.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2016 was $7.7 million compared to $2.8 million for the second quarter of 2015.

Cash and Cash Flow: As of June 30, 2016, Proofpoint had cash, cash equivalents and short term investments of $412.1 million.  The company generated $8.3 million in net cash from operations for the second quarter of 2016 compared to $1.6 million during the second quarter of 2015.  The company’s free cash flow for the quarter was approximately breakeven compared to a $4.3 million use of cash recorded for the second quarter of 2015.  Note that the cash flow recorded during the second quarter of 2016 included a $4.3M payment related to the settlement of patent litigation.

For the second quarter of 2016, Proofpoint achieved positive non-GAAP operating profit and EPS for the first time in the company’s history.

“We were very pleased with our strong second quarter execution, particularly our ability to surpass $100 million in quarterly billings,” stated Paul Auvil, chief financial officer of Proofpoint.  “Our overall financial results highlight the leverage we are starting to see in the business while at the same time driving top line growth.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights:

•                  Announced Proofpoint Angler Phish protection, the first solution to help brands proactively detect and facilitate the take down of fraudulent customer service accounts and stop hackers from hijacking customer care requests on social media.

•                  Proofpoint expanded its partner ecosystem with Splunk, CyberArk and Imperva, helping joint customers to quickly prevent data breaches through tight integrations with the company’s platform.

•                  Announced an eDiscovery Analytics platform to help organizations quickly find, identify and review documents to meet regulatory and legal requirements.

•                  Proofpoint deepened its partnership with LinkedIn to include expanded collaboration around social media security and compliance.

•                  Announced Proofpoint Intelligent Supervision to significantly accelerate FINRA, SEC and IIROC compliance review and reduce audit time.

Financial Outlook

As of July 21, 2016, Proofpoint is providing guidance for its third quarter and increasing full year 2016 guidance as follows:

•                  Third Quarter 2016 Guidance: Total revenue is expected to be in the range of $93.5 million to $94.5 million.  Billings are expected to be in the range of $114.0 million to $116.0 million.  GAAP EPS loss is expected to be in the range of $0.62 to $0.67 per share based on approximately 42.1 million weighted average diluted shares outstanding.  Adjusted EBITDA is expected to be in the range of $7.4 million to $7.9 million. Non-GAAP EPS is expected to be in the range of positive $0.04 to $0.06 per share based on approximately 45.4 million weighted average diluted shares outstanding.  Free cash flow is expected to be in the range of $8.0 million to $10.0 million.

•                  Full Year 2016 Guidance: Total revenue is expected to be in the range of $361.5 million to $363.5 million.  Billings are expected to be in the range of $445.0 million to $448.0 million.  GAAP EPS loss is expected to be in the range of $2.96 to $3.06 per share based on approximately 41.8 million weighted average diluted shares outstanding.  Adjusted EBITDA is expected to be in the range of $24.5 million to $25.5 million.  Non-GAAP EPS is expected to be in the range of positive $0.06 to $0.10 per share based on approximately 45.3 million weighted average diluted shares outstanding.  Free cash flow is expected to be in the range of $34.0 million to $38.0 million, which assumes capital expenditures of $31.0 million to $33.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the second quarter ended June 30, 2016.  To access this call, dial (888) 656-7420 for the U.S. or Canada and (913) 312-0681 for international callers with conference ID #5597241.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through August 4, 2016, by dialing (877) 870-5176 for the U.S. or Canada or (858) 384-5517 for international callers, and entering passcode #5597241.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions for comprehensive threat protection, incident response, secure communications, social media security, compliance, archiving and governance.  Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system. Proofpoint protects against phishing, malware and spam, while safeguarding privacy, encrypting sensitive information, and archiving and governing messages and critical enterprise information.  More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating loss excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, and tax effects associated with these items. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering. We believe that $0.3 million, exclusive of potential discrete items, is a reasonable estimate of the near-term non-GAAP quarterly tax expense under our current global operating structure.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition- and litigation-related expense, other income (expense), net. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription	$87,318	$61,778	$164,715	$117,634
Hardware and services	2,586	1,768	4,192	3,675
Total revenue	89,904	63,546	168,907	121,309
Cost of revenue:(1)(2)
Subscription	23,198	16,829	44,880	33,163
Hardware and services	3,460	2,995	6,602	5,949
Total cost of revenue	26,658	19,824	51,482	39,112
Gross profit	63,246	43,722	117,425	82,197
Operating expense:(1)(2)
Research and development	23,588	18,659	46,241	34,367
Sales and marketing	48,664	35,638	95,187	68,589
General and administrative	22,999	8,495	33,603	15,828
Total operating expense	95,251	62,792	175,031	118,784
Operating loss	(32,005)	(19,070)	(57,606)	(36,587)
Interest expense	(5,809)	(3,332)	(11,609)	(6,185)
Other expense, net	(302)	(80)	(300)	(1,260)
Loss before provision for income taxes	(38,116)	(22,482)	(69,515)	(44,032)
Provision for income taxes	(185)	(112)	(442)	(274)
Net loss	$(38,301)	$(22,594)	$(69,957)	$(44,306)
Net loss per share, basic and diluted	$(0.92)	$(0.57)	$(1.69)	$(1.13)
Weighted average shares outstanding, basic and diluted	41,605	39,567	41,349	39,264

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$1,721	$1,148	$3,359	$2,263
Cost of hardware and services revenue	392	250	745	504
Research and development	5,877	5,762	11,479	9,700
Sales and marketing	6,718	5,157	13,536	10,026
General and administrative	4,000	2,918	8,072	5,168
Total stock-based compensation expense	$18,708	$15,235	$37,191	$27,661
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$2,118	$1,589	$4,235	$2,969
Research and development	15	23	30	46
Sales and marketing	1,236	1,304	2,509	2,597
General and administrative	—	1	—	12
Total intangible amortization expense	$3,369	$2,917	$6,774	$5,624

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$367,260	$346,205
Short-term investments	44,860	60,032
Accounts receivable, net	57,756	54,522
Inventory	302	485
Deferred product costs	1,770	2,228
Deferred commissions	18,687	19,314
Prepaid expenses and other current assets	5,987	5,695
Total current assets	496,622	488,481
Property and equipment, net	43,426	34,501
Deferred product costs	336	314
Goodwill	133,769	133,769
Intangible assets, net	34,556	41,330
Long-term deferred commissions	3,494	3,488
Other assets	3,984	3,733
Total assets	$716,187	$705,616
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,484	$14,081
Accrued liabilities	30,314	35,053
Capital lease obligations	33	32
Deferred rent	551	496
Deferred revenue	215,759	182,195
Total current liabilities	264,141	231,857
Convertible senior notes	355,967	345,699
Long-term capital lease obligations	106	123
Long-term deferred rent	1,967	2,033
Other long-term liabilities	4,422	1,188
Long-term deferred revenue	38,611	41,531
Total liabilities	665,214	622,431
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized at June 30, 2016 and December 31, 2015; 41,947 and 40,840 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	478,828	441,104
Accumulated other comprehensive loss	(2)	(23)
Accumulated deficit	(427,857)	(357,900)
Total stockholders’ equity	50,973	83,185
Total liabilities and stockholders’ equity	$716,187	$705,616

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(38,301)	$(22,594)	$(69,957)	$(44,306)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,385	5,963	14,621	11,427
Loss on disposal of property and equipment	99	112	288	115
Amortization of investment premiums, net of accretion of purchase discounts	(15)	78	35	206
Recovery of allowance for doubtful accounts	(3)	22	(20)	(252)
Stock-based compensation	18,708	15,235	37,191	27,661
Amortization of debt issuance costs and accretion of debt discount	5,172	2,696	10,268	4,962
Foreign currency transaction loss (gain)	259	(73)	35	1,064
Changes in assets and liabilities:
Accounts receivable	(2,400)	(11,843)	(3,279)	(2,533)
Inventory	279	(9)	183	64
Deferred products costs	271	(544)	435	(341)
Deferred commissions	(860)	(2,379)	621	(2,340)
Prepaid expenses	(276)	17	(533)	(782)
Other current assets	48	(62)	104	585
Deferred income taxes	(41)	(137)	(167)	144
Long-term assets	48	94	51	109
Accounts payable	4,487	578	5,959	825
Accrued liabilities	2,113	2,555	(755)	(2,855)
Deferred rent	(21)	(110)	(12)	(221)
Deferred revenue	11,341	11,975	30,643	20,566
Net cash provided by operating activities	8,293	1,574	25,711	14,098
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	14,261	14,947	68,900	25,959
Purchase of short-term investments	(26,762)	—	(53,742)	—
Purchase of property and equipment	(8,356)	(5,843)	(16,194)	(10,427)
Acquisitions of business, net of cash acquired	—	(3,510)	—	(31,624)
Net cash (used in) provided by investing activities	(20,857)	5,594	(1,036)	(16,092)
Cash flows from financing activities
Proceeds from issuance of common stock	8,463	5,657	10,335	9,676
Withholding taxes related to restricted stock net share settlement	(5,874)	(4,290)	(12,572)	(8,427)
Proceeds from issuance of convertible senior notes	—	223,790	—	223,790
Repayments of equipment loans and capital lease obligations	(8)	(278)	(16)	(693)
Holdback payments for prior acquisitions	—	—	(1,397)	—
Net cash provided by (used in) financing activities	2,581	224,879	(3,650)	224,346
Effect of exchange rate changes on cash and cash equivalents	(198)	92	30	(545)
Net (decrease) increase in cash and cash equivalents	(10,181)	232,139	21,055	221,807
Cash and cash equivalents
Beginning of period	377,441	170,005	346,205	180,337
End of period	$367,260	$402,144	$367,260	$402,144

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP gross profit	$63,246	$43,722	$117,425	$82,197
GAAP gross margin	70%	69%	70%	68%
Plus:
Stock-based compensation expense	2,113	1,398	4,104	2,767
Intangible amortization expense	2,118	1,589	4,235	2,969
Non-GAAP gross profit	67,477	46,709	125,764	87,933
Non-GAAP gross margin	75%	74%	74%	72%

GAAP operating loss	(32,005)	(19,070)	(57,606)	(36,587)
Plus:
Stock-based compensation expense	18,708	15,235	37,191	27,661
Intangible amortization expense	3,369	2,917	6,774	5,624
Acquisition-related expenses	118	114	122	361
Litigation-related expenses	13,462	595	14,657	1,128
Non-GAAP operating income (loss)	3,652	(209)	1,138	(1,813)

GAAP net loss	(38,301)	(22,594)	(69,957)	(44,306)
Plus:
Stock-based compensation expense	18,708	15,235	37,191	27,661
Intangible amortization expense	3,369	2,917	6,774	5,624
Acquisition-related expenses	118	114	122	361
Litigation-related expenses	13,462	595	14,657	1,128
Interest expense - debt discount and issuance costs	5,172	2,696	10,268	4,962
Income tax benefit	(23)	(27)	(45)	(87)
Non-GAAP net income (loss)	2,505	(1,064)	(990)	(4,657)

Non-GAAP net income (loss) per share - diluted	$0.06	$(0.03)	$(0.02)	$(0.12)

GAAP weighted-average shares used to compute net loss per share, diluted	41,605	39,567	41,349	39,264
Weighted-average effect of potentially dilutive securities	3,528	—	—	—
Non-GAAP weighted-average shares used to compute net income (loss) per share, diluted	45,133	39,567	41,349	39,264

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net loss	$(38,301)	$(22,594)	$(69,957)	$(44,306)
Depreciation	4,016	3,046	7,847	5,803
Amortization of intangible assets	3,369	2,917	6,774	5,624
Interest expense	5,809	3,332	11,609	6,185
Provision for income taxes	185	112	442	274
EBITDA	$(24,922)	$(13,187)	$(43,285)	$(26,420)

Stock-based compensation expense	$18,708	$15,235	$37,191	$27,661
Acquisition-related expenses	118	114	122	361
Litigation-related expenses	13,462	595	14,657	1,128
Other expense, net	302	80	300	1,260
Adjusted EBITDA	$7,668	$2,837	$8,985	$3,990

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Total revenue	$89,904	$63,546	$168,907	$121,309

Deferred revenue
Ending	254,370	183,941	254,370	183,941
Beginning	243,028	171,966	223,726	162,675
Net Change	11,342	11,975	30,644	21,266
Less:
Deferred revenue contributed by acquisitions	—	—	—	(700)
Billings	$101,246	$75,521	$199,551	$141,875

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

GAAP cash flows provided by operating activities	$8,293	$1,574	$25,711	$14,098
Less:
Purchases of property and equipment	(8,356)	(5,843)	(16,194)	(10,427)
Non-GAAP free cash flows	$(63)	$(4,269)	$9,517	$3,671

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Protection and Advanced Threat	$64,797	$56,462	$53,544	$47,920	$43,128
Archiving, Privacy and Governance	25,107	22,541	21,395	21,229	20,418
Total revenue	$89,904	$79,003	$74,939	$69,149	$63,546

Reconciliation of GAAP to Non-GAAP Outlook

(In millions, except per share amount)

	Third Quarter	Full Year
	2016	2016

GAAP Net Loss	$(26.1) - $(28.2)	$(123.6) - $(128.0)
Depreciation	4.3 - 4.5	16.9 - 17.2
Amortization of intangible assets	3.4	12.5
Interest expense	5.9	23.4
Provision for income taxes	0.2 - 0.4	1.0 - 1.2
EBITDA	$(12.3) - $(14.0)	$(69.8) - $(73.7)

Stock-based compensation expense	20.0 - 21.0	80.0 - 82.0
Acquisition-related expenses	—	0.1
Litigation-related expenses	0.2 - 04	14.9 - 15.3
Other expense, net	—	0.3 - 0.8
Adjusted EBITDA	$7.9 - $7.4	$25.5 - $24.5

	Third Quarter	Full Year
	2016	2016

GAAP net loss	$(26.1) - $(28.2)	$(123.6) - $(128.0)
Plus:
Stock-based compensation expense	20.0 - 21.0	80.0 - 82.0
Intangible amortization expense	3.4	12.5
Acquisition-related expenses	—	0.1
Litigation-related expenses	0.2 - 04	14.9 - 15.3
Interest expense - debt discount and issuance costs	5.2	20.7
Income tax benefit	—	(0.1)
Non-GAAP net income	$2.7 - $1.8	$4.5 - $2.5
Non-GAAP net income per share - diluted	$0.06 - $0.04	$0.10 - $0.06
Non-GAAP weighted-average shares used to compute net income per share, diluted	45.4	45.3

	Third Quarter	Full Year
	2016	2016

GAAP cash flows provided by operating activities	$15.5 - $18.5	$65.0 - $71.0
Less:
Purchases of property and equipment	(7.5) - (8.5)	(31.0) - (33.0)
Non-GAAP free cash flows	$8.0 - $10.0	$34.0 - $38.0

MEDIA CONTACT:	INVESTOR CONTACT:
KRISTY CAMPBELL	SETH POTTER
PROOFPOINT, INC.	ICR, INC. FOR PROOFPOINT, INC.
408-517-4710	646-277-1230
KCAMPBELL@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM